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                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of FPA Medical Management, Inc. (the "Company") dated October 31, 1996 of our report dated March 8, 1996, appearing in the Annual Report on Form 10-K/A of the Company for the year ended
December 31, 1995, incorporated by reference in Registration Statement
No. 333-13535 of the Company on Form S-4 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP

San Diego, California
November 8, 1996